UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 24, 2009 (February 23, 2009)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31257	33-0986820
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

The Board of Directors of Advanced Medical Optics, Inc. approved the payment of $20,000 in compensation to the independent presiding director, Mr. James O. Rollans, effective as of February 23, 2009, in light of the amount of time devoted by Mr. Rollans to the duties of presiding director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Medical Optics, Inc.

By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Executive Vice President, Administration and Secretary

Date: February 24, 2009